Exhibit 23.3

45/F, K.Wah Centre, 1010 Huaihai Road (M), Shanghai, China

T: (86 21) 5404 9930 F: (86 21) 5404 9931

May 31, 2024

To:

Intchains Group Limited (the “Company”)

Cricket Square, Hutchins Drive

P.O. Box 2681, Grand Cayman

KY1-1111, Cayman Islands

Dear Sirs:

We hereby consent to the references of our name in connection with the annual report of the Company on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 14, 2023 under the U.S. Securities Act of 1933 (as amended). We also consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

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Yours faithfully,

/s/ Jingtian & Gongcheng

Jingtian & Gongcheng